Exhibit 10.1

FORM OF

CASH CONSIDERATION TRANSFER AGREEMENT

This CASH CONSIDERATION TRANSFER AGREEMENT (this “Agreement”) is entered into as of [●], by and between Bosch Thermotechnik GmbH, based in Wetzlar and entered in the commercial register of the Wetzlar Local Court under HRB 13 (“Bosch”), and ads-tec Energy plc, an Irish public limited company duly incorporated under the laws of Ireland (“Irish Holdco”).

WHEREAS, this Agreement is entered into pursuant to and in connection with that certain Business Combination Agreement, dated as of [●] (as amended, supplemented, restated or otherwise modified from time to time, the “BCA”) by and among European Sustainable Growth Acquisition Corp., an exempted company incorporated in the Cayman Islands with limited liability under company number 367833 (“SPAC”), Irish Holdco, EUSG II Corporation, an exempted company incorporated in the Cayman Islands with limited liability under company number 379118 (“New SPAC”), Bosch, ads-tec Holding GmbH, based in Nürtingen and entered in the commercial register of the Stuttgart Local Court under HRB 224527 (“ADSH”) and ads-tec Energy GmbH, based in Nürtingen and entered in the commercial register of the Stuttgart Local Court under HRB 762810 (the “Company”), a copy of which is attached hereto as Schedule I, pursuant to which, among other things, SPAC and the Company shall enter into a business combination; and

WHEREAS, in connection with the transactions contemplated by the BCA, Bosch desires to transfer and assign to Irish Holdco, and Irish Holdco desires to accept from Bosch, the Company Shares with the consecutive numbers [●] through [●] (the “Acquired Shares”) upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and in the BCA, the parties hereto agree as follows:

ARTICLE 1
THE TRANSACTION

1.1 Application of Terms of BCA and Interpretation.

(a) This Agreement is being entered into pursuant to and in connection with the BCA and references in this Agreement to the BCA are to the BCA as amended, restated or modified from time to time in accordance with the terms thereof.

(b) Capitalized terms used in this Agreement but not otherwise defined herein have the meanings ascribed thereto in the BCA.

(c) It is the intention of the parties that this Agreement be consistent with the terms of the BCA. Unless expressly provided otherwise in this Agreement, in the event of any conflict or inconsistency between the terms of the BCA and the terms hereof, the terms of the BCA will control to the maximum extent permitted under applicable Law and the parties agree that this Agreement is not intended, and will not be construed in any way, to enhance, modify or decrease any of the rights or obligations of the parties from those contained in the BCA, in each case other than in relation to the transfer of the Acquired Shares which shall be governed solely by this Agreement.

1.2 Transfer of Acquired Shares. On the terms set forth in this Agreement and subject to the condition precedent within the meaning of §158 para. 1 of the German Civil Code (aufschiebende Bedingung im Sinne des § 158 Abs. 1 des Bürgerlichen Gesetzbuchs), that the Cash Consideration is credited to an account or accounts designated by Bosch in accordance with the BCA (such payment the “Cash Consideration Closing”), Bosch hereby transfers and assigns (tritt ab) to Irish Holdco, and Irish Holdco hereby accepts such transfer and assignment from Bosch the Acquired Shares and all rights attaching to them at the Cash Consideration Closing (including the right to receive all distributions, returns of capital and dividends declared, paid or made in respect of the Acquired Shares after the Cash Consideration Closing).

ARTICLE 2
MISCELLANEOUS

2.1 Company Shareholders’ Agreement. Bosch herewith irrevocably waives any and all rights under or in connection with the Company Shareholders’ Agreement and/or the Company’s Articles of Association which will be triggered as a consequence of the execution of this Agreement and/or the BCA, including, without limitation, rights of first refusal and pre-emption rights.

2.2 New List of Shareholders. Immediately upon the crediting of the Cash Consideration, on the bank account or bank accounts designated by Bosch, Bosch shall notify the acting notary of the Cash Consideration Closing in writing, providing a copy of the Company Closing Statement and account statements showing the crediting of the Cash Consideration. The acting notary is hereby instructed to file with the commercial register of the Company immediately upon receipt of such notification a new shareholder list in accordance with Section 40 para. 2 of the German Limited Liability Companies Act.

2.3 Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective, unless stricter form is required by mandatory law, in which case such stricter form requirement shall apply.

2.4 Entire Agreement. This Agreement (together with the BCA, to the extent referred to in this Agreement) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

2.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be made in accordance with Section 10.01 of the BCA.

2.6 Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law, or public policy, in whole or in part, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

2.7 Governing Law; Waiver of Jury Trial.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State with the exception of (and to the extent mandatorily required) the provisions relating to the transfer of the Acquired Shares that shall be governed by German Law. Each of the parties hereby irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, if (and only if) the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, the Superior Court of the State of Delaware (Complex Commercial Division) or, if (and only if) the Superior Court of the State of Delaware (Complex Commercial Division) declines to accept jurisdiction over a particular matter, any federal court sitting in the State of Delaware, and any appellate courts therefrom (collectively, the “Chosen Courts”). Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby, (i) any claim that it is not personally subject to the jurisdiction of the Chosen Court as described herein for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any Chosen Court or from any legal process commenced in the Chosen Courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (A) the Action in any such court is brought in an inconvenient forum, (B) the venue of such Action is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such court.

(b) Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement and the transaction contemplated hereby. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other hereto have been induced to enter into this Agreement and the transaction contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Section 2.8(b).

2.8 Assignment. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), by any party without the express written consent of the other party.

2.9 Headings. The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

2.10 Copies. The parties each shall receive certified copies (in electronic form) and the tax office – section corporate income tax – a simple copy of this deed.

SCHEDULE 1

BUSINESS COMBINATION AGREEMENT

[Intentionally omitted.]

Schedule 1 to the Cash Consideration Transfer Agreement